UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer
Identification No.)
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 4, 2008, Hana Biosciences, Inc. (the “Company”) announced that, effective at the opening of business on June 3, 2008, the listing of the Company’s common stock was transferred from the NASDAQ Global Market to the NASDAQ Capital Market.

As previously reported, on May 22, 2008, the Company filed a transfer application with the NASDAQ Stock Market to transfer its common stock listing from the NASDAQ Global Market to the NASDAQ Capital Market. The transfer application was filed in response to a notice received from the NASDAQ Listings Qualification Department on May 20, 2008, stating that the Company’s stockholders’ equity of $7,251,251, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, did not comply with the minimum stockholders’ equity requirement of $10,000,000 for continued listing on the NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(3). The Company’s transfer application was approved by NASDAQ by letter dated May 30, 2008.

The Company’s common stock will continue to trade under the symbol “HNAB.” All companies listed on the NASDAQ Capital Market must meet certain financial requirements and adhere to similar corporate governance standards as companies listed on the NASDAQ Global Market. There is no assurance that the Company will continue to meet these requirements in the future.

The Company’s press release dated June 4, 2008, with respect to the transfer described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:
	99.1	Press Release issued June 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2008

Hana Biosciences, Inc.

/s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer

EXHIBIT INDEX

Hana Biosciences, Inc.
Form 8-K Current Report

Exhibit
Number	Description
99.1	Press Release issued June 4, 2008.